Exhibit T3A.28

Microfilm Number: 200134-655	Filed with the Department of State on: MAY 2 2001

Entry Number: 3002962	/s/ [ILLEGIBLE]
Secretary of the Commonwealth

ARTICLES OF INCORPORATION-FOR PROFIT DSCB: 15-1306/2102/2303/2702/2903/7102a (Rev 90)

Indicate type of domestic corporation (check one):

X	Business-stock (15 Pa. C.S. §1306)	Management (15 Pa. C.S. § 2702)

	Business-nonstock (15 Pa. C.S. § 2102)	Professional (15 Pa. C.S. § 2903)

	Business-statutory dose (15 Pa. C.S. § 2303)	Cooperative (15 Pa. C.S. § 7102A)

In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby state(s) that:

1.	The name of the corporation is SL Uno Franklin Mills, Inc.

2.	The (a) address of the corporation's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a)	635 Market Street, Philadelphia, Pennsylvania 19103
Name and Street, City, State, Zip, County

(b)	c/o: CT Corporation System	Phil
	Name of Commercial Registered Office Provider	County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.	The corporation it incorporated under the provision of the Business Corporation Law of 1988.

4.	The aggregate number of shares authorized is: 100 (other provisions, if any, attach 8 1/2 x 11 sheet)

5.	The name and address, including street and number, if any, of each incorporator is:

Name	Address

Helen A. Falvey	101 Federal Street, Boston, MA 02110

6.	The specific effective date, if any, is

  month                                day           year                      hour, if any

7.	Any additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet.

Statutory close corporations only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "public offering" within the meaning of the Securities Act of 1933 (15 U.S.C. § 77a et seq.).

2001 MAY -2    PM 12:15

PA DEPT. OF STATE

200134 655

DSCBAS: 15-1306/2102/2303/2702/2903/7102a (Rev 90)-2

9.	Cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among members/shareholders is: _______________

IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed these Articles of Incorporation this 30th day of April, 2001.

/s/ [ILLEGIBLE]
Signature